AGREEMENT OF MERGER

   THIS AGREEMENT OF MERGER (hereinafter called "this Agreement"), effective as of the day of September, 2005, by and among Clancy Systems International, Inc., a Colorado corporation ("Clancy"), on its behalf and on behalf of its wholly-owned subsidiary, Klancy Newco, Inc., a Puerto Rico corporation to be formed ("Newco"), and Urban Transit Solutions, Inc., a Puerto Rico corporation ("UTS").

WHEREAS, Clancy currently owns 72% of the issued and outstanding capital stock of UTS.WHEREAS, the Boards of Directors of Clancy, Newco and UTS deem it advisable for the mutual benefit of Clancy, Newco and UTS, and their respective stockholders, that Clancy acquire the remaining 28% of UTS by the merger of Newco into UTS under the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1 Actions to be Taken. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Closing Date (as hereinafter defined) and pursuant to the Puerto Rico General Corporation Law (the "PRGCL"), the following shall occur:

(a) Newco shall be merged with and into UTS (such transaction hereafter referred to as the "Merger"), and UTS shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of Newco shall cease upon filing of this Agreement with the Department of State in Puerto Rico, and thereupon UTS and Newco shall be a single corporation.

(b) The Certificate of Incorporation of UTS shall constitute the certificate of incorporation of the Surviving Corporation.

(c) The By-Laws of UTS shall constitute the by-laws of the Surviving Corporation.

(d) The officers and directors of UTS shall continue as the officers and directors, respectively, of the Surviving
Corporation until their successors shall have been elected and qualified.


(e) On September 26, 2005, or such other date as the may mutually agree upon (the "Closing Date"), the parties shall

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execute such documents as may be necessary to consummate the Closing.
Facsimile signatures may be used for closing. On the Closing Date, this Agreement shall be executed and forwarded for filing to the Department of State in Puerto Rico.

Section 1.2 Conversion of UTS Securities; Consideration. As of the Closing Date, by virtue of the Merger and without any action on the part of any holder thereof, 14,000 shares of UTS Common Stock issued and outstanding immediately prior to the Closing Date and not held by Clancy shall be converted into 17,500,000 restricted shares (the "Merger Shares") of the common stock, par value $0.0001 per share, of Clancy "Clancy Common Stock"). By virtue of the merger, all outstanding shares in Newco shall be cancelled.

Section 1.3 Issuance and Delivery of Clancy Common Stock. Clancy shall cause the release of the Clancy Common Stock upon surrender of certificates representing shares of UTS Common Stock. The Merger Shares shall be deemed, for all corporate purposes, to have been issued by Clancy at the Closing Date. Certificates representing the Merger Shares in the names and amounts set forth in Schedule
1.3 shall be issued by Clancy on the Closing Date. Delivery of the Merger Shares shall be made to the respective shareholders of UTS upon receipt by Clancy of a duly executed Subscription Agreement and Investment Representation Letter in form satisfactory to Clancy.

Section 1.4 UTS Stock Transfer Books. At the Closing Date, the stock transfer books of UTS shall be closed and no transfer of UTS Common Stock shall thereafter be made on such stock transfer books until after the Closing Date. Certificates representing all of the outstanding shares of UTS not held by Clancy shall be tendered to Clancy on the Closing Date. If any UTS certificates are not tendered, then Clancy shall not release the corresponding Merger Shares for the UTS certificates not tendered.

Section 1.5 Filing of Merger Documents. As soon as practicable after the Closing Date, UTS and Newco shall, in accordance with
Section 1.1(e), cause this Agreement to be filed with the Puerto Rico Department of State and UTS, Newco and Clancy will take such other and further actions as may be required by the PRGCL in connection with such filing and in order to complete the Merger.

Section 1.6 Approval of Board of Directors and Shareholders.  The
parties acknowledge that Closing is contingent on obtaining
approval of the Merger by: (i) the Board of Directors of UTS,
Clancy and Newco; and (ii) the shareholders of UTS and Newco.
In addition, the UTS shareholders receiving Merger Shares shall have executed a Subscription Agreement and Investment Representation Letter in form satisfactory to Clancy.


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ARTICLE 2
MISCELLANEOUS PROVISIONS

Section 2.1 Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of UTS and Clancy pursuant to action by their respective officers, duly authorized by their respective Boards of Directors, by an appropriate written instrument executed at any time prior to the Closing Date.

Section 2.2 Mediation and Arbitration; Forum. Any disputes arising in connection with this Agreement shall be resolved first by mediation, and if no resolution can be attained, then by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall occur in the Denver, Colorado metropolitan area.

Section 2.3 Waiver of Compliance. To the fullest extent permitted by law, each of Clancy, Newco and UTS may, pursuant to action by its respective officers, duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants, or waive any of the conditions to its obligations, contained herein. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 2.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall have the same force and effect as original signatures.

Section 2.5 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

Section 2.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, or on the business day following the day on which sent by overnight courier or on the third business day following the date on which so mailed:

If to Clancy or Newco:

Clancy Systems International, Inc.
ATTN: Stanley Wolfson, President
2250 S. Oneida Street, Suite 308
Denver, CO  80224
Facsimile:	303-759-4681
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with a copy to:

	Burns, Figa & Will, PC
	Attn:  Theresa M. Mehringer, Esq.
	6400 S. Fiddlers Green Circle, Suite 1030
	Englewood, CO 80111
	Facsimile: (303) 796-2777


If to UTS :

Urban Transit Solutions, Inc.
ATTN:  Ken Stewart, President
P.O. Box 51590
Toa Baja, PR 00950-1590
Facsimile:	787-784-0821


Section 2.7 Descriptive Headings. The descriptive headings are for convenience of reference only and sell not control or affect the meaning or construction of any provision of this agreement.

Section 2.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise, without the written consent of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

CLANCY SYSTEMS INTERNATIONAL, INC.


	By: ___/Stanley Wolfson/________________
       Stanley Wolfson, President

KLANCY NEWCO, INC.,
a corporation to be formed under the PRGCL


	By:_/Stanley Wolfson_________
       Stanley Wolfson, President

URBAN TRANSIT SOLUTIONS, INC.

By /Ken Stewart/___________
  Ken Stewart, President
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